As filed with the Securities and Exchange Commission on July 13, 2009

Registration No. 333-135119

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHSTAR NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1976637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 Fourth Avenue, Suite 300, Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip code)

2006 Performance Incentive Plan

Amended and Restated 1999 Stock Option Plan

(Full title of the plans)

Brian B. Dow, Vice President of Finance,

Chief Financial Officer and Secretary

Northstar Neuroscience, Inc.

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(206) 300-0204

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Northstar Neuroscience, Inc., a Washington corporation (the “Company”), is filing this post-effective amendment to deregister unsold shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement on Form S-8 originally filed on June 19, 2006 (Registration No. 333-135119) (the “Registration Statement”) for issuance pursuant to the Company’s 2006 Performance Incentive Plan and the Company’s Amended and Restated 1999 Stock Option Plan.

On July 2, 2009, the Company’s Articles of Dissolution became effective with the Secretary of State of the State of Washington and the Company was formally dissolved, pursuant to Section 23B.14.030 of the Revised Code of Washington (the “Dissolution”). In connection with the Dissolution, the Company hereby removes from registration the shares of Common Stock registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 13, 2009.

NORTHSTAR NEUROSCIENCE, INC.

By:	/s/ Brian B. Dow
Brian B. Dow
Vice President of Finance, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Brian B. Dow Brian B. Dow	Vice President of Finance, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer)	July 13, 2009

By:	/s/ Alan J. Levy, Ph.D Alan J. Levy, Ph.D.	Chairman of the Board	July 13, 2009

By:	/s/ Susan K. Barnes Susan K. Barnes	Director	July 11, 2009

By:	/s/ John S. Bowers Jr John S. Bowers Jr.	Director	July 13, 2009

By:	/s/ Robert E. McNamara Robert E. McNamara	Director	July 11, 2009

By:	/s/ Carol D. Winslow Carol D. Winslow	Director	July 13, 2009